                                                                       Exhibit 9

                      COMMON STOCK WARRANT AND CERTIFICATE

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT
HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),
OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST
THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A
REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY
APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF
COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE
REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED,
SOLD, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS. THE
TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
               Warrant for the Purchase of Shares of Common Stock
                           $0.001 par value per share

                   THIS WARRANT EXPIRES ON SEPTEMBER 13, 2007

2004 ESWW Warrant No.  [     ]                        [     ]  Warrants

Date of Issuance:  September 13, 2004

THIS CERTIFIES that, for value received, [ ], with an address at [ ] ("[ ]" or
"Holder"), is entitled to subscribe for and purchase from Environmental
Solutions Worldwide, Inc. ("ESWW" or the "Company"), a Florida corporation, upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M. New York time on September 13, 2007, (the "Exercise Period"), [
] shares of Common Stock (the "Common Stock"), par value $0.001 per share, of the Company at exercise price equal to $1.00 per share, subject to adjustment as provided herein (the "Exercise Price"). As used herein the term "this Warrant"
shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

                  The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth. The term "Original Issuance Date" means
September 13, 2004.

                  1. (a) This Warrant may be exercised during the Exercise
Period, as to the whole or any lesser number of Warrant Shares, by the surrender of this Warrant (with the Form of Election to Exercise substantially in the form attached hereto (the "Election to Exercise Form") duly executed) to the Company at 132 Penn Avenue, Telford,

PA 18969 Attn: CEO, or at such other place as is designated in writing by the
Company. Subject to Section 1(b) hereof, such executed election must be accompanied by payment in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised and an executed Election to Exercise Form. Such payment may be made by certified or bank cashier's check payable to the order of the Company, or as otherwise provided in Section 1(b) hereof.

                           (b) Payment upon exercise of this Warrant may be made
at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of Warrant Shares issuable upon exercise of the Warrants in accordance with Section (c) below (a "Cashless
Exercise") or (iii) by a combination of any of the foregoing methods (in accordance with Section (c) below), for the number of Warrant Shares specified in the Election to Exercise Form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined as provided herein.

                           (c) Subject to Section 1(d), if the Fair Market Value
of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below) in lieu of exercising this Warrant for cash, the
Holder may elect to receive Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company, together with the Election to Exercise Form, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

                                    X=Y (A-B)
                                      -------
                                        A

                  Where             X=      the number of Warrant Shares to be
                                    issued to the Holder

                                    Y=      the number of Warrant Shares
                                            purchasable under the Warrant or, if
                                            only a portion of the Warrant is
                                            being exercised, the portion the
                                            Warrant being canceled (at the date
                                            of such calculation)

                                    A=      the Fair Market Value of one share
                                            of the Common Stock (as the date
                                            of such calculation)

                                    B=      Exercise Price (as adjusted to the
                                            date of such calculation)

                                    The term "Fair Market Value" means (i) the
                                    average of the closing sales prices of the
                                    Common Stock on all domestic national
                                    securities exchanges on which the Common
                                    Stock is

                                                                   Page 2 of 15

                                    listed, or (ii) if there have been no sales
                                    on any such exchange on any day, the average
                                    of the highest bid and lowest asked prices
                                    on all such exchanges at the end of such a
                                    day, or (iii) if on any day the Common Stock
                                    is not so listed, the sales price of the
                                    Common Stock as of 4:00 P.M., New York time,
                                    as reported on the NASDAQ National Market,
                                    or (iv) if the Common Stock is not reported
                                    on the NASDAQ National Market, the average
                                    of the representative bid and asked
                                    quotations for the Common Stock as 4:00
                                    P.M., New York time, as reported on the
                                    NASDAQ interdealer quotation system, or any
                                    similar successor organization, or (v) if
                                    the foregoing do not apply, the last closing
                                    bid price or last trade price, respectively,
                                    of the Common Stock in the over-the-counter
                                    market on the electronic bulletin board for
                                    such security as reported by Bloomberg
                                    Financial Markets ("Bloomberg"), or (vi) if
                                    no closing bid price or last trade price,
                                    respectively, is reported for the Common
                                    Stock by Bloomberg, the average of the bid
                                    prices, or the ask prices, respectively, of
                                    any market makers for the Common Stock as
                                    reported in the "pink sheets" by Pink Sheets
                                    LLC (formerly the National Quotation Bureau,
                                    Inc.) in each such case averaged over a
                                    period of 21 trading days consisting of the
                                    day as of which "Fair Market Value" is being
                                    determined and the 20 consecutive trading
                                    days prior to such day. Notwithstanding the
                                    foregoing, if at any time of determination
                                    either (x) the Common Stock is not
                                    registered pursuant to Section 12 of the
                                    Securities Exchange Act of 1934, as amended,
                                    and is not (A) listed on a national
                                    securities exchange, (B) authorized for
                                    quotation in the NASDAQ system (inclusive of
                                    the Over the Counter Bulletin Board) or (C)
                                    reported in the Pink Sheets, or (y) less
                                    than 25% of the outstanding Common Stock is
                                    held by the public free of transfer
                                    restrictions under the Securities Act of
                                    1933, as amended (the "Securities Act"),
                                    then Fair Market Value shall mean the price
                                    that would be paid per share for the entire
                                    common equity interest in the Company in an
                                    orderly sale transaction between a willing
                                    buyer and a willing seller, taking into
                                    account the appropriate lack of liquidity of
                                    the Company's securities and any appropriate
                                    discount of the minority position
                                    represented by the Warrants and the Warrant
                                    Shares, using valuation techniques then
                                    prevailing in the securities industry and
                                    assuming full disclosure of all relevant
                                    information and a reasonable period of time
                                    for effectuating such sale. Fair Market
                                    Value shall be determined by the Company's
                                    Board of Directors in its good faith
                                    judgment. Notwithstanding anything to the
                                    contrary herein, a

                                                                   Page 3 of 15

                                    Holder shall have the right to require that
                                    an independent investment banking firm
                                    mutually acceptable to the Company and the
                                    Holder determine Fair Market Value, which
                                    firm shall submit to the Company and the
                                    Holder a written report setting forth such
                                    determination. The expenses of such firm
                                    will be borne equally by the Company and
                                    requesting Holder, and the determination of
                                    such firm will be final and binding upon all
                                    parties.

                           (d) The Holder may not employ a Cashless Exercise set
forth in Section 1(c) until on or after the 120th day following the Original
Issuance Date.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Securities and Exchange Commission (the
"Commission") currently has interpreted Rule 144 to mean that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

                        2. (a) Upon each exercise of the Holder's rights to
purchase Warrant Shares, as of the close of business on the date of such exercise, the Holder shall be deemed to be the holder of record of the Warrant
Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant
Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new
Warrant evidencing the right of the Holder to purchase the balance of the
Warrant Shares (or portions thereof) subject to purchase hereunder.

                          (b) The issuance of certificates for Warrant Shares
upon exercise of this Warrant shall be made without charge to Holder or the purchaser of any issuance tax in respect thereof or other cost incurred by the
Company in connection with such exercise and the related issuance of Warrant
Shares.

                          (c) The Company shall not close its books against the
transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                          (d) The Company shall from time to time take all such
action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

                                                                   Page 4 of 15

                          (e) The Company shall assist and cooperate with any
reasonable request by the Holder or any purchaser which is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant.

                          (f) Notwithstanding any other provision hereof, if an
exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to consummation of such transaction.

                        3. (a) Any Warrants issued upon the transfer or exercise
in part of this Warrant shall be numbered and shall be registered in a Warrant
Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of this Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the reasonable opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act, and the rules and regulations promulgated thereunder.

                          (b) The initial Holder acknowledges by acceptance of
this Warrant that it has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Securities Act, that this
Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The initial Holder acknowledges by the acceptance of this Warrant that (a) it has acquired this Warrant for investment purposes only and not with a view to distribution in violation of the Securities
Act; (b) by reason of its business or financial experience it has

                                                                   Page 5 of 15

the capacity to evaluate the merits and risks of an investment in the Company;
and (c) it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The initial Holder agrees that any Warrant
Shares will be acquired for investment purposes only and not with a view to distribution. The initial Holder acknowledges by acceptance of this Warrant that it has been informed by its advisors and professionals, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the initial Holder agrees by acceptance of this Warrant that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the
Securities Act, it being understood that neither this Warrant nor such Warrant
Shares are currently registered for sale, (ii) this Warrant or such Warrant
Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 promulgated under the Securities Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

                       4. (a) The Company shall at all times reserve and keep
available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant
Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefore. The Company covenants that all Warrant Shares are validly authorized and reserved for issuance and, if and when this Warrant is exercised in whole or in part, and receipt by the Company of the full Exercise Price therefore, the Warrant Shares will be duly and validly issued, fully paid, nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or other rights of shareholders.

                          (b) The Company shall take all such actions as may be
necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares may be listed or quoted (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic national securities exchange or quotation system upon which shares of Common Stock or other securities constituting
Warrant Shares are listed or quoted at the time of such exercise.

                          (c) The Company shall not, and shall not permit its
subsidiaries to, directly or indirectly, by any action avoid or seek to avoid the observance or performance of any terms of this Warrant, but shall at all times in good faith assist in carrying out of all such terms of this Warrant.

                                                                    Page 6 of 15

                          (d) The Company has all requisite corporate power and
authority to enter into and perform its obligations under this Warrant and to issue and deliver the Warrant to the Holder. The execution, delivery, and performance by the Company of its obligations under this Warrant, including the issuance and delivery of the Warrant to the Holder, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

                          (e) Without limiting the generality of the foregoing,
the Company shall obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                       5. (a) In case the Company shall at any time after the
date this Warrant is first issued (i) declare a dividend on the outstanding shares of Common Stock of the Company payable in shares of its Common Stock,
(ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) sell additional shares of Common Stock or equivalents thereto, including by way of example, pursuant to options, warrants, rights or other securities convertible into shares of Common Stock (for purposes hereof respecting such equivalent securities, such determination to be made at the time of sale, grant or award of the equivalent security irrespective of the ultimate conversion or exercise thereof) (other than pursuant to qualified or non-qualified employee stock option plans approved by the Board of Directors or option grants to consultants for bona fide services provided to the Company or the conversion of Debentures issued in conjunction with this Warrant) in a private transaction (as contrasted with a public sale registered with the Commission) at prices (including with respect to equivalent securities, exercise, grant or conversion prices) less than the then current Exercise Price, then, in each case of 5(a)(i), (ii) and
(iii), the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares for such consideration which, if such Warrant had been exercised immediately prior to such time at the then-current Exercise Price, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, or combination; and in the case of 5(a)(iv), the then current Exercise Price shall be reduced to equal the sale, issuance, exercise or conversion price, as applicable, of the Common Stock or equivalent thereto. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (b) Whenever there shall be an adjustment as provided
in this Section 5, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise

                                                                   Page 7 of 15

Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                           (c) The Company shall not be required to issue
fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall at its sole discretion purchase such fraction for an amount in cash equal to the same fraction of the Fair Market Value of such share of Common Stock on the date of exercise of this Warrant or round the fractional share up to the next whole number of shares.

                       6. (a) In case of any consolidation or merger of the
Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation or in which the shareholders of the Company prior to such event hold more than 50% of the capital stock of the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall (i)
execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which this
Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and (ii) make effective provisions in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                           (b) In case of any reclassification or change of the
shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving or continuing corporation and in which there is a reclassification or change (including a change to the right to receive securities of another person, property, cash or any combination thereof) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision

                                                                   Page 8 of 15

shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                           (c) The above provisions of this Section 6 shall
similarly apply to successive reclassifications and changes of shares of Common
Stock and to successive consolidations, mergers, sales, leases or conveyances.

                  7. In case at any time the Company shall propose to:

                           (a) pay any dividend or make any distribution on
shares of Common Stock in shares of Common Stock or equivalents thereto or make any other distribution; or

                           (b) issue any rights, warrants or other Common Stock
to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other Common Stock; or

                           (c) effect any reclassification or change of
outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property, described in Section 6 hereof; or

                           (d) effect any liquidation, dissolution or winding-up
of the Company; or

                           (e) take any other action which would cause an
adjustment to the Exercise Price; or

                           (f) provide to its shareholders any information which
is regularly provided to shareholders,

                  then, and in any one or more of such cases (a) through (f), the Company shall give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant
Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of shares of Securities to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up, or (iii) the date of such other action which would require an adjustment to the Exercise Price. In the case of subsection (f) above, written notice to the Holder may be given by regular mail.

                  8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such

                                                                   Page 9 of 15

shares or other securities, shall be made without charge to the Holder for any tax (other than taxes based on the net income of the Holder) or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the
Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  9. The Holder shall have the registration rights and be
subject to the same obligations and undertakings with respect to the Warrant
Shares as are granted pursuant to the Registration Rights Agreement, dated as of
September 13, 2004 (the "Registration Rights Agreement"), as amended or supplemented from time to time, providing registration rights to the Holder.

                  10. Unless registered pursuant to the provisions of Section 9, the Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

                                                                  Page 10 of 15

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
                  "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH
                  SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD,
                  ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION
                  STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND
                  ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY
                  RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH
                  SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY
                  SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE
                  OFFERED, SOLD, ASSIGNED OR TRANSFERRED IN THE MANNER
                  CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER
                  THE ACT OR APPLICABLE STATE SECURITIES LAWS."

                  11. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder that this
Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the
Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

                  12. The Holder of this Warrant shall not have solely on
account of such status any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                  13. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to principles governing conflict of laws.

                  14. The Company and the Holder irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in New York in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this
Warrant or any such document or instrument. In any such action or proceeding, the Company and the Holder waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with
Section 15 hereof. Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company and the Holder shall appear to answer such summons, complaint or other process.

                                                                  Page 11 of 15

                  15. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at 132 Penn Avenue, Telford, PA
18969, Attn: CEO, (ii) if to the Holder, at its address set forth on the first page hereof or (iii) in either case, to such other address, facsimile number or person's attention as the party shall have furnished in writing in accordance with the provisions of this Section 15. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 15. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 15 shall be deemed given at the time of receipt thereof.

                  16. No course of dealing and no delay or omission on the part of the Holder or the Company in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's or the Company's rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the
Holder or the Company shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

                  17. The Company recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Warrant will cause the
Holder to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Company agrees that in the event of any such breach the Holder shall be entitled to the remedy of specific performance of such covenant and agreement and injunctive and other equitable relief in addition to any other remedy to which the Holder may be entitled, at law or in equity, without the posting of any bond and without proving that damages would be inadequate.

                  18. The Company will, at the time of each exercise of this
Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any rights to registration, pursuant to the Registration Rights
Agreement, of the Warrant Shares issued upon such exercise) to which such Holder shall continue to be entitled after such exercise in accordance with its terms of this Warrant; provided, that if the Holder of this Warrant shall fail to make any such requests, such failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

                  19. This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

              [The Remainder of this Page Intentionally Left Blank]

                                                                  Page 12 of 15

         IN WITNESS WHEREOF, the Company has delivered this Warrant on the date set forth below.

Dated as of September __, 2004.

                                    ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

                                    By:_____________________________
                                       DAVID JOHNSON, Interim Chief Executive
                                       Officer and Interim President

                                                                  Page 13 of 15

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, _____________________ hereby sells,
assigns, and transfers unto _________________ a Warrant to purchase ___________
shares of Common Stock, $0.001 par value per share, of Environmental Solutions
Worldwide, Inc. (the "Company"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_______________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.
Dated: _________________

                                Signature____________________

                                (Signature Guarantee)

                                     NOTICE

                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                  Page 14 of 15

To:      Environmental Solutions Worldwide, Inc.
         132 Penn Avenue
         Telford, PA 18969

                          FORM OF ELECTION TO EXERCISE

The undersigned, pursuant to the provisions set forth in the attached Warrant
(No.____), hereby irrevocably elects to purchase (check applicable box):

___      ________ shares of the Common Stock covered by such Warrant; or

___      the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 1.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is
$___________. Such payment takes the form of (check applicable box or boxes):

___      $__________ in lawful money of the United States; and/or

___      the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair
         Market Value of $_______ per share for purposes of this calculation);
         and/or

___      the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 1, to exercise this Warrant with respect to the maximum number of shares of
         Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 1.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________
whose address is ___________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of
1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________                  ___________________________________
                                           (Signature must conform to name of
                                           holder as specified on the face of
                                           the Warrant)

                                           ___________________________________

                                           ___________________________________
                                           (Address)

                                                                  Page 15 of 15